UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 18, 2016

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada (State or Other Jurisdiction of Incorporation)	001-34699 (Commission File Number)	98-0621254 (I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 18, 2016, Mitel Networks Corporation (“Mitel”), Mitel US Holdings, Inc., a wholly owned subsidiary of Mitel (the “Seller”) and Mitel Mobility Inc., a wholly owned subsidiary of Mitel and the Seller (“Mitel Mobility”), entered into a Stock Purchase Agreement (the “Agreement”) with Sierra Private Holdings III LLC (the “Buyer”), and, solely for the purposes of certain sections specified therein, Sierra Private Investments, L.P. (“Sierra Investments”), pursuant to which Mitel has agreed to divest its mobile division to the Buyer.

Pursuant to and subject to the terms and conditions of the Agreement, the Seller will sell, and the Buyer will purchase, all of the outstanding shares of common stock of Mitel Mobility (the “Sale”) for a purchase price consisting of $350 million in cash, a $35 million promissory note (the “Note”) and equity units in Sierra Investments (the “Units”). The cash portion of the purchase price is subject to adjustments for cash, transaction expenses, working capital and indebtedness. The Note does not bear interest and matures on the earlier of (i) a refinancing or replacement in full of Sierra Investments’ existing credit facility and (ii) ten years from the closing of the Sale. The Note is not secured or guaranteed by any other party. The Note contains certain covenants, including a covenant that prevents Sierra Investments and its subsidiaries from paying any direct or indirect dividend or distribution to any equity holder of Sierra Investments, other than certain tax distributions. The Units represent a right to participate in future distributions of Sierra Investments on a pro rata basis with other equity holders of Sierra Investments, but that right to participate is only effective after certain equity holders of Sierra Investments have received distributions equivalent to a 8.5% internal rate of return on their invested capital and is subject to a cap on distributions of $125 million.

In order to finance the Buyer’s obligations under the Agreement, the Buyer has secured committed debt and equity financing. The availability of the debt and equity financing, however, is not a condition to consummation of the Sale, and the Buyer will remain subject to the obligations under the Agreement until the Sale is consummated or the Agreement is terminated in accordance with its terms.

The Sale is expected to close in the first quarter of 2017. Consummation of the Sale is subject to customary closing conditions, including, without limitation, (i) conditions regarding the accuracy of representations and warranties and material compliance by the parties with their respective obligations under the Agreement, (ii) the absence of certain legal prohibitions, (iii) the consent of all applicable governmental authorities, (iv) receipt by the Buyer of release letters reasonably acceptable to it with respect to the release of certain liens contemplated under the Agreement, (v) transfer of Mitel’s equity interests in Ranzure Networks, Inc.; (vi) the amendment and restatement of the limited partnership agreement of Sierra Investments as specified in the Agreement and the delivery by the Seller to the Buyer of a joinder to such limited partnership agreement; and (vii) the delivery of the Note and a certificate representing the Units.

Each of Mitel, the Seller, Mitel Mobility, the Buyer and, to the extent specified in the Agreement, Sierra Investments has made customary representations and warranties and covenants in the Agreement. Mitel has agreed to guarantee the agreements, undertakings and other obligations of the Seller to the Buyer under the Agreement. Each of Mitel and the Seller has agreed to indemnify the Buyer and certain of its related persons for any losses resulting from a breach by Mitel or the Seller of its representations, warranties and covenants contained in the Agreement, subject to certain limitations described in the Agreement. Buyer has agreed to indemnify the Seller and certain of its related persons for any losses resulting from a breach by the Buyer of its representations, warranties and covenants contained in the Agreement, subject to certain limitations described in the Agreement.

The Agreement contains certain termination rights for the Seller, Mitel, the Buyer and Sierra Investments, including the right of each party to terminate the Agreement if the Sale has not been consummated on or prior to April 18, 2017.

The Buyer will be required to pay a reverse termination fee to the Seller in the amount of $35 million if the Agreement is validly terminated by Mitel or the Seller because (A) there has been a material violation, breach or inaccuracy of any representation, warranty, agreement or covenant of the Buyer or Sierra Investments contained in the Agreement which would cause the conditions precedent to the obligations of the Seller and Mitel regarding the accuracy of the representations and warranties of the Buyer and the material compliance by the Buyer with its obligations under the Agreement not to be satisfied and such violation, breach or inaccuracy has not been waived or cured as specified in the Agreement or (B) the Buyer fails to consummate the Sale by the date required under the Agreement, provided that the conditions precedent to the obligations of the Buyer have been satisfied or waived and the Seller has irrevocably confirmed in writing that the conditions precedent to the obligations of the Seller and Mitel have been satisfied or waived and the Seller is ready, willing and able to consummate the Sale at the time of termination.

The foregoing description of the Agreement and the Sale contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The representations, warranties and covenants contained in the Agreement were made solely for the purpose of the Agreement and solely for the benefit of the parties to the Agreement and:

•	should not be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	may have been qualified in the Agreement by disclosures that were made to the other party in connection with the negotiation of the Agreement;

•	may apply contractual standards of “materiality” that are different from “materiality” under applicable securities laws;

•	were made only as of the date of the Agreement or such other date or dates as may be specified in the Agreement; and

•	may not be relied upon by any person other than Mitel, the Seller, Mitel Mobility, the Buyer and Sierra Investments.

Item	9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Exhibit Name

2.1*	Stock Purchase Agreement dated as of December 18, 2016.

* Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Agreement.

Forward Looking Statements

Some of the statements in this Current Report on Form 8-K are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the ability to recognize the anticipated benefits from the transaction (including repayment of the Note and the receipt of any distributions on the Units); the ability to obtain required regulatory approvals for the transaction and the timing of obtaining such approvals; the risk that the conditions to the transaction are not satisfied on a timely basis or at all and the failure of the transaction to close for any other reason; risks associated with the non-cash consideration to be received by Mitel; the impact to Mitel’s business that could result from the announcement of the transaction; the anticipated size of the markets and continued demand for Mitel products and services; access to available financing on a timely basis and on reasonable terms; Mitel’s ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to successfully implement and achieve its business strategies, including its growth of the company through acquisitions and the integration of recently acquired businesses and realization of synergies. Additional risks are described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2015 and in Mitel’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities on February 29, 2016 and November 3, 2016, respectively. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel has no intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2016

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock
Title:	General Counsel & Corporate Secretary